Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 24, 2022 relating to the financial statements of Gores Guggenheim, inc.

/s/ WithumSmith+Brown, PC

New York, New York
August 29, 2022